UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2014

PARK PLACE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51712	71-0971567
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2200 Ross Ave., Suite 4500E, Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 214-220-4340

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

Effective March 5, 2014, Park Place Energy Corp. (the “Company”) entered into nine (9) private placement subscription agreements for the sale of an aggregate of 4,516,430 shares of common stock of the Company, as more fully described in Item 3.02 of this report.

Item 3.02 Unregistered Sales of Equity Securities

Effective March 5, 2014, the Company issued an aggregate of 2,766,430 shares of its common stock pursuant to seven (7) of the private placement subscription agreements referred to above, at a purchase price of $0.20 per share in cash, for total proceeds of $553,286. The Company issued these securities to five (5) accredited investors (with one accredited investor entering into three separate agreements) without general solicitation pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended.

The two other private placement subscription agreements referred to above are for the sale of 1,750,000 shares of the Company’s common stock at a purchase price of $0.20 per share in cash, for total proceeds of $350,000. Such proceeds are expected to be delivered to the Company in the near future. The securities to be issued pursuant to these agreements will be issued to two (2) accredited investors without general solicitation pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended.

Pursuant to all of the private placement subscription agreements referred to above, the Company will have issued an aggregate of 4,516,430 shares of its common stock at a purchase price of $0.20 per share in cash, for total proceeds of $903,286.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit
Number	Description
10.1*	Form of Subscription Agreement.

* Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK PLACE ENERGY CORP.

/s/ Scott C. Larsen
Scott C. Larsen
Chief Executive Officer and President

Date: March 11, 2014